[	], 2008

International Brands Management Group Ltd.

25 East 22nd Street

New York, NY 10010

Pali Capital, Inc.

650 Fifth Avenue

New York, New York 10019

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned holder of common stock, par value $0.0001 per share (“Common Stock”), of International Brands Management Group Ltd. (the “Company”), in consideration of Pali Capital, Inc. (the “Underwriters”) entering into a letter of intent and agreeing to act as lead underwriter in connection with the initial public offering of the securities of the Company (the “IPO”), hereby agrees as follows:

1. Agreements of Stockholders

(a) The undersigned hereby waives any right to receive distributions (other than with respect to Common Stock or any shares of Common Stock underlying units the undersigned may purchase in connection with the IPO or in the aftermarket) upon the liquidation of the Trust Account (as defined in the Certificate of Incorporation of the Company (as amended, the “Certificate”; capitalized terms used herein but not defined herein have the meaning set forth in the Certificate)), or as part of any plan of dissolution and distribution required in the event the Company does not consummate a Business Combination by the Termination Date. Except with respect to any shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (i) waives any and all right, title, interest or claim of any kind (the “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and (iii) agrees the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

(b) The undersigned hereby waives any right set forth in the Certificate to demand conversion of the undersigned’s shares of Common Stock into cash (other than with respect to Common Stock or any shares of Common Stock underlying units the undersigned may purchase in the IPO or in the aftermarket) in the event a Business Combination is approved by the Company’s stockholders.

(c) In connection with the stockholder vote required to approve a Business Combination, the undersigned shall vote any shares of Common Stock then owned by the undersigned in accordance with the majority of the votes cast by the public stockholders of the Company’s Common Stock and will vote all shares of the Company’s Common Stock acquired by them in the IPO or aftermarket in favor of any Business Combination negotiated by the officers of the Company. In connection with the stockholder vote for the Company’s plan of dissolution and distribution, if any, required as a result of the Company’s failure to consummate a Business Combination by the Termination Date, the undersigned shall vote any shares of Common Stock then owned by the undersigned in favor of such dissolution and distribution.

(d) The undersigned and any affiliate of the undersigned will not be entitled to receive from the Company, and will not accept from the Company, any compensation (including finder’s or consulting fees) for services rendered to the Company prior to or in connection with the consummation of a Business Combination (except as described in the registration statement filed with and declared effective by the Securities and Exchange Commission in connection with the IPO (the “Registration Statement”).

(e) The undersigned will escrow the initial units owned by the undersigned immediately prior to the IPO pursuant to a securities escrow agreement until the earliest of (i) one year from the completion of a Business Combination, or earlier if, following a Business Combination, the last sales price of the Common Stock equals or exceeds $14.50 per share for any 20 trading days within any 30-trading day period, (ii) the Company’s liquidation and (iii) the consummation of a Business Combination which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination.

2. Other Agreements

(a) The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority and is reasonably acceptable to Pali Capital, Inc., that the Business Combination is fair to the Company’s stockholders from a financial perspective.

(b) Prior to a Business Combination, neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company. Notwithstanding the foregoing to the contrary, commencing on the Effective Date, DC Management Group LLC, an affiliate of David Chu (“Related Party”), shall be allowed to charge the Company $10,000 per month to compensate it for the Company’s use of the Related Party’s office space and certain administrative support and services.

(c) The undersigned’s Stockholder’s Questionnaire furnished to the Company in connection with the Registration Statement is true and accurate in all respects. The undersigned represents and warrants that, except as disclosed in the undersigned’s Stockholder’s Questionnaire:

i the undersigned is not (nor is any owner, member or principal of the undersigned) subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

ii the undersigned has never (nor has any owner, member or principal of the undersigned) been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and is not currently a defendant in any such criminal proceeding; and

iii the undersigned has never (nor has any owner, member or principal of the undersigned) been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

(d) The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and its legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s (or any owner, member or principal of the undersigned’s) background and finances (“Information”). Neither the Underwriters nor its agents shall be violating the undersigned’s (or any owner, member or principal of the undersigned’s) right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

(e) The undersigned hereby agrees not to propose, or vote in favor of any amendment to the Company’s Amended and Restated Certificate of Incorporation that may not be amended prior to a Business Combination. This paragraph may not be modified or amended under any circumstances.

3. Forfeiture of Units

If and to the extent that the Underwriters do not exercise in full their option to purchase up to 3,000,000 units to cover over-allotments (as described in the Registration Statement) prior to the expiration or termination of such option, the undersigned, the Gina and David Chu Descendant’s Trust f/b/o Bianca Chu u/a/d January 16, 2008 and David Chu shall forfeit (in equal amounts), for cost, up to 750,000 units in an amount sufficient to cause the number of shares of Common Stock underlying the outstanding units held by the undersigned and the other holders of the units issued prior to the consummation of the IPO and their permitted transferees to equal 20% of the Company’s then-outstanding Common Stock after giving effect to the IPO (without giving effect to any units purchased by the undersigned or any such transferees in the IPO) and the exercise, if any, of the Underwriters’ over-allotment option.

The parties shall give effect to this mandatory forfeiture of units within ten business days following the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option. If the Underwriters exercise their over-allotment option in full, the Company shall have no right or obligation to cause the forfeiture of any of the units.

4. Miscellaneous

(a) The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

(b) This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Underwriters and appoint a substitute agent acceptable to the Underwriters within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

Gina and David Chu Descendant’s Trust f/b/o Christie Chu u/a/d January 16, 2008
By:	Lehman Brothers Trust Company of Delaware, Co-Trustee
By:
David L. Herrmann
President
By:
Fifi Minna Lin Tsai
Co-Trustee

[Insider Letter]